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                                                                    EXHIBIT 5.1

                           JONES, DAY, REAVIS & POGUE
                           303 Peachtree Street, N.E.
                               3500 SunTrust Plaza
                             Atlanta, Georgia 30308

                                 August 2, 2002

Cumulus Media Inc.
3535 Piedmont Road, Building 14, 14th Floor
Atlanta, Georgia  30305

         Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-68487)

Ladies and Gentlemen:

         We are acting as counsel to Cumulus Media Inc., a Delaware corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (file No. 333-68487) (the "Post-Effective Amendment"). The Post-Effective Amendment relates to the issuance of 1,000,000 shares of Class A Common Stock, par value $.01 per share (the "Shares") to be issued in accordance with the Company's 1998 Employee Stock Purchase Plan (the "Plan"), which shares were originally registered under the Securities Act of 1933, as amended, by Cumulus Media Inc., an Illinois corporation and predecessor to the Company. This opinion appears as Exhibit 5.1. to the Post-Effective Amendment.

         In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based on such examination, we are of the following opinion:

         The shares of Class A Common Stock and Class C Common Stock, when issued in the manner contemplated by the Plans, will be validly issued, fully paid and nonassessable.

         Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,


                                            /s/ JONES, DAY, REAVIS & POGUE